Exhibit 99.1

Contacts: Christopher Taylor Senior Director, Investor Relations 781-398-2466 Sarah Emond Senior Media Relations Specialist 781-398-2544

For Immediate Release

Genome Therapeutics and Genesoft Pharmaceuticals Joint Proxy Statement/Prospectus Cleared by

Securities and Exchange Commission

Waltham, Mass. and South San Francisco, CA, December 30, 2003 – Genome Therapeutics and Genesoft Pharmaceuticals announced today that Genome Therapeutics’ (Nasdaq: GENE) registration statement on Form S-4 related to the proposed merger with Genesoft Pharmaceuticals, a privately-held pharmaceutical company based in South San Francisco, has been declared effective by the Securities and Exchange Commission. The registration statement includes a joint proxy statement/prospectus that will be mailed to shareholders of both companies.

The completion of the merger remains subject to various closing conditions, including the approval by both companies’ shareholders. Genome Therapeutics will hold a special meeting of stockholders to vote on the proposed merger and other related matters on February 2, 2004 at 1:00 p.m., local time, at Ropes & Gray LLP, One International Place, 36th floor, Boston, Massachusetts. Genesoft Pharmaceuticals will hold its special meeting of stockholders on February 2, 2004, at 10:00 a.m., local time, at Genesoft’s offices, 7300 Shoreline Court, South San Francisco, California.

Investors are urged to read the joint proxy statement/prospectus and the other relevant documents filed with the SEC before voting because they contain important information.

All registered shareholders of both Genome Therapeutics and Genesoft Pharmaceuticals, as of December 23, 2003, will be mailed a copy of the joint proxy statement/prospectus. Shareholders can also obtain the joint proxy statement/prospectus and other related documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, stockholders can obtain documents filed with the SEC by Genome Therapeutics free of charge by requesting them in writing from Genome Therapeutics Corp., 100 Beaver Street, Waltham, MA 02453 Attention: Investor Relations, telephone: (781) 398-2300.

Genome Therapeutics and Genesoft and their respective directors, executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the merger. Information about the directors and executive officers of Genome Therapeutics and their ownership of Genome Therapeutics’ shares is set forth in the proxy statement for Genome Therapeutics’ 2003 annual meeting of shareholders filed with the SEC on April 2, 2003. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus filed with the SEC on December 30, 2003.

Forward-Looking Statement for Genome Therapeutics

This news release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management's judgment regarding future events. Forward-looking statements typically are identified by use of terms such as

-more-

S-4 Deemed Effective

December 30, 2003

“may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These factors include the risk that the proposed merger between Genome Therapeutics and Genesoft may not be approved by stockholders of Genome Therapeutics or Genesoft, Genome Therapeutics’ or Genesoft’s inability to satisfy the closing conditions of the merger, including the condition of raising additional capital to finance the combined company, the risk that the two companies’ businesses will not be integrated successfully and the significant costs related to the proposed merger. Upon completion of the merger, our business will be significantly dependent upon the combined company’s ability to launch the commercial sale of FACTIVE®, and, due to the limitations on our resources and experience in commercializing products, there can be no assurance that we will be able to successfully launch FACTIVE®. We continue to be subject to the risks related to our lead product candidate, Ramoplanin, such as (i) our inability to obtain regulatory approval to commercialize Ramoplanin due to negative, inconclusive or insufficient clinical data and (ii) delays in the progress of our clinical trials for Ramoplanin, and increased cost, due to the pace of enrollment of patients in the trials or fluctuations in the infection rate of enrolled patients. We are also subject to risks related to our inability or the inability of our alliance partners to (i) successfully develop products based on our genomics information, (ii) obtain the necessary regulatory approval for such products, (iii) effectively commercialize any products developed before our competitors are able to commercialize competing products or (iv) obtain and enforce intellectual property rights. In addition, we are subject to the risk factors set forth in Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 27, 2003, in our Current Report on Form 8-K filed on December 17, 2003, in our registration statement on Form S-4 filed on December 30, 2003 and those set forth in other filings that we may make with the Securities and Exchange Commission from time to time.

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